UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(D) Of
The Securities Exchange Act of 1934

DATE OF EARLIEST EVENT REPORTED: July 11, 2013
DATE OF REPORT: July 23, 2013

GENERATION ZERO GROUP, INC.
 (Exact Name of Registrant As Specified In Its Charter)

NEVADA	333-146405	20-5465816
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

13663 PROVIDENCE ROAD,
 SUITE #253
WEDDINGTON, NC  28104
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(470) 809-0707
(REGISTRANT'S TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective July 22, 2013, Generation Zero Group, Inc.’s (the “Company’s”) sole Director,  Cynthia S. White approved the issuance of 1,000,000 shares of the Company’s restricted common stock to Mr. Morrell in consideration for agreeing to serve as, and for services to be rendered as, the Company’s Chief Executive Officer, President and director (which appointments are discussed in Item 5.02, below).

Effective July 11, 2013, Mr. Morrell loaned the Company $25,000 which was evidenced by a Convertible Promissory Note (described in greater detail below under Item 5.02).

The Company claims an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) for the issuances because the transactions did not involve a public offering, the investor was an accredited investor and/or had access to information about the Company and his investment as would be provided in a Registration Statement under the Act, the investor took the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. None of the securities may be re-offered or resold absent either registration under the Act or the availability of an exemption from the registration requirement.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective July 22, 2013, Cynthia S. White resigned as President and Chief Executive Officer of the Company and Richard M. Morrell was appointed as the President and Chief Executive Officer of the Company to fill the vacancy left by her resignation.

Effective July 22, 2013, Cynthia S. White, as the then sole director of the Company approved an increase in the number of members of the Company’s Board of Directors from one (1) to two (2) and appointed Richard M. Morrell as a director of the Company to fill the vacancy created by such increase.

Both the increase in the number of directors and the appointment of the new director were undertaken by the sole director (or both directors, where applicable) pursuant to the authority provided to the director(s) by the Company’s Bylaws.

The biographical information of Mr. Morrell is provided below:

Richard M. Morrell, Age 43

Mr. Morrell will be responsible for leading the development and execution of the Company’s near-term and long-term strategies with a view to creating shareholder value.  He will also be responsible for the day-to-day decision-making and operations of the Company.

Prior to joining the Company, Mr. Morrell served as Regional Vice President of Finance for Time Warner Cable’s East Region from February 2011 to April 2013. In this role, he was responsible for financial operations for both the Residential and Commercial businesses, including financial planning and budgeting functions, customer accounting, signal security, and commissions.  He directly led an organization of over 400 team members, with a continual focus on optimizing organizational structure and performance.

Mr. Morrell came to Time Warner Cable from Wachovia/Wells Fargo, where he served in various finance leadership capacities from December 2003 to February 2011, including as CFO of various business units, on multiple merger integration teams, and in strategic planning.  Prior to joining Wachovia/Wells Fargo, he was the Vice President of Finance and Administration for the Utah Athletic Foundation from May 2002 to May 2003, which is the legacy organization to the Salt Lake Olympic Committee where he served as Finance Manager for the Sport Department from January 1999 to April 2002.  Prior to that, Mr. Morrell served in various finance roles with Ford Motor Company.

Mr. Morrell is actively involved in the community, serving on the finance committee of Mecklenburg Ministries, a nonprofit organization dedicated to fostering understanding and collaboration across differences in faith, culture, race, and socio-economic standing.  He has also served in various leadership capacities with the Boy Scouts of America.

A native of Washington State, Mr. Morrell earned a bachelor’s degree in Economics from the University of Washington in 1993 and received his MBA from Brigham Young University in Provo, Utah in 1996.  He currently resides in Waxhaw, North Carolina with his wife and four children.

Related Party Transactions With Mr. Morrell

Effective July 11, 2013, Mr. Morrell loaned the Company $25,000, which was evidenced by a Convertible Promissory Note (the “Convertible Note”).  The Convertible Note accrues interest at the rate of 10% per annum (14% per annum upon an event of default) with such interest payable month and has a maturity date of July 10, 2015.  The Convertible Note is convertible into shares of the Company’s common stock from time to time at the option of Mr. Morrell at a conversion price of $0.08 per share.  The Company is required to provide Mr. Morrell at least thirty, but not more than sixty days prior notice in the event the Company desires to pre-pay the Convertible Note.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.1	Convertible Promissory Note with Richard M. Morrell dated July 11, 2013 ($25,000)

17.1	Resignation Letter of Cynthia S. White as President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENERATION ZERO GROUP, INC.

Date: July 23, 2013	By: /s/ Richard M. Morrell
Richard M. Morrell
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Convertible Promissory Note with Richard M. Morrell dated July 11, 2013 ($25,000)

17.1	Resignation Letter of Cynthia S. White as President and Chief Executive Officer